SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                Capital Gold Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CAPITAL GOLD CORPORATION
76 Beaver Street
14th Floor
New York, NY 10005
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 31, 2008

To the Stockholders of Capital Gold Corporation:

You are cordially invited to attend the Special Meeting of Stockholders of Capital Gold Corporation ( “Capital Gold,” the “Company,” “We” or “Us”), a Delaware corporation, to be held at our New York Office located at 76 Beaver Street, New York, New York 10005, on Friday, October 31, 2008, at 1:00 p.m. local time, for the following purposes:

1.
To approve: (a) a possible reverse stock split of our outstanding shares of Common Stock, $.0001 par value, in an amount which our Board of Directors deems appropriate to result in a sustained per share market price above $2.00 per share (a requirement for listing on the American Stock Exchange), to be at a ratio of not less than one-for-four and not more than one-for-six; (b) a possible reduction in the number of shares of Common Stock authorized for issuance and an increase in the par value thereof in proportion to the reverse stock split; and (c) the filing of an Amendment to our Certificate of Incorporation effectuating the foregoing at such time as Board of Directors determines; and

2.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 5, 2008 are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

By Order of the Board of Directors

Jeffrey W. Pritchard, Secretary
New York, New York
September __, 2008

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares by completing, signing, dating and returning your proxy card in the enclosed envelope.

PROXY STATEMENT

CAPITAL GOLD CORPORATION
76 Beaver Street
14th Floor
New York, NY 10005

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the special meeting of stockholders of Capital Gold Corporation (“Capital Gold,” the “Company,” “We” or “Us”) to be held on Friday, October 31, 2008, and at any adjournments. The accompanying proxy is solicited by our Board of Directors and is revocable by the stockholder by notifying our Corporate Secretary at any time before it is voted, or by voting in person at the special meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about September 18, 2008. Our principal executive offices are located at 76 Beaver Street, 14th Floor, New York, NY 10005, telephone (212) 344-2785.

OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES

Only stockholders of record at the close of business on September 5, 2008, the record date, are entitled to receive notice of, and vote at the special meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was [192,777,324] shares of Common Stock, par value $.0001 per share. Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

The affirmative vote of at least a majority of the shares entitled to vote at the special meeting at which a quorum is present is necessary for approval of Proposal No. 1.

REVOCABILITY OF PROXIES

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with our corporate secretary at our principal offices, 76 Beaver Street, 14th Floor, New York, NY 10005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Gifford A. Dieterle and Jeffrey W. Pritchard and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Dieterle and Pritchard and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

We have borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $30,000. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

ADJOURNED MEETING

The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then our Secretary shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days after the original date fixed for the meeting or if a new record date for the adjourned meeting is fixed.

TABULATION OF VOTES

The votes will be tabulated and certified by our transfer agent.

VOTING BY STREET NAME HOLDERS

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Common Stock entitled to vote at the Special Meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the Special Meeting with respect to such matter.

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum. For purposes of determining the outcome of a proposal, abstentions will have the same effect as a vote against the proposal.

Broker “non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Broker “non-votes” will be counted as shares present for purposes of determining the presence of a quorum. However, broker “non-votes” will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Where a proposal requires the vote of a majority of the shares entitled to vote rather than a majority of the votes present and voting at a meeting, the general effect of a broker “non-vote” is a vote against the proposal.

PROPOSAL TO STOCKHOLDERS

PROPOSAL 1

APPROVAL OF: (A) A POSSIBLE REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK IN AN AMOUNT WHICH OUR BOARD OF DIRECTORS DEEMS APPROPRIATE TO RESULT IN A SUSTAINED PER SHARE MARKET PRICE ABOVE $2.00 PER SHARE (A REQUIREMENT FOR LISTING ON THE AMERICAN STOCK EXCHANGE), TO BE AT A RATIO OF NOT LESS THAN ONE-FOR-FOUR AND NOT MORE THAN ONE-FOR-SIX; (B) A POSSIBLE REDUCTION IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE AND AN INCREASE IN THE PAR VALUE THEREOF IN PROPORTION TO THE REVERSE STOCK SPLIT; AND (C) THE FILING OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION EFFECTUATING THE FOREGOING AT SUCH TIME AS OUR BOARD OF DIRECTORS DETERMINES.

General

Our Board of Directors has approved and is recommending to our stockholders a proposal to effect a reverse stock split of all outstanding shares of our Common Stock in an amount which our Board of Directors deems appropriate to result in a sustained per share market price above $2.00 per share, to be at a ratio of not less than one-for-four and not more than one-for-six (the “Reverse Stock Split”). In conjunction with the Reverse Stock Split, our Board has approved and is recommending to our stockholders a proposal to effect a reduction in the number of shares of Common Stock authorized for issuance and an increase in the par value thereof in proportion to the Reverse Stock Split. The Reverse Stock Split and corresponding decrease in authorized shares and increase in par value are sometimes referred to as the “Capitalization Changes.” We will not issue fractional shares in connection with the Reverse Stock Split. Any fractional shares that result from the Reverse Stock Split will be rounded up to the next whole share. However, if the Board determines that effecting the Capitalization Changes would not be in the best interests of our stockholders, the Board can determine not to effect any or all of the Capitalization Changes.

The Capitalization Changes, if authorized by the stockholders at the Meeting and if subsequently implemented by our Board of Directors, will be effected by the filing of an Amendment to our Certificate of Incorporation. If, for example, a one-for-five Reverse Stock Split was to be effected, the authorized shares of the Common Stock would be changed from 300,000,000 shares with a par value of $.0001 per share to 60,000,000 shares with a par value of $.0005 per share. The [192,777,324] shares outstanding on the Record Date in such example would become [38,555,464] shares, with any fractional share being increased to a full share. The 5,565,000 shares currently reserved for issuance upon exercise of outstanding options and warrants would become 1,113,000 shares after a one-for-five Reverse Stock Split, with any fractional share thereafter issued being increased to a full share. Your attention is directed to the section “Exchange of Stock Certificates” below.

Background and Reasons for the Capitalization Changes

•
Listing on the American Stock Exchange (the “AMEX”). Although we have made great strides in our operations in the past few years, we believe that our stock price does not fully reflect our achievements. Our goal is to increase stockholder value and create a more orderly market for the trading of our stock. To accomplish this, we will need to attract more institutional investors who generally will not purchase shares listed on the OTC bulletin board. We plan to seek a listing for our Common Stock on the AMEX and, to achieve that, we need to maintain a minimum share price of $2.00. Institutional investors would be more likely to consider our Common Stock as a possible investment if it was traded on the AMEX.

•
Increased, more attractive share price. The anticipated stock price resulting from the Reverse Stock Split would bring our stock price to a level more consistent with other widely held producing gold mining companies. The higher stock price would attract more institutional and other investors who generally will not invest in a stock below a certain price threshold. Institutional investors often require a minimum of $1 per share to consider investing.

•
Increased earnings per share visibility. A decrease in our outstanding shares would result in increased visibility for our earnings per share. For example, if our weighted average number of shares outstanding was 200,000,000, each $2 million of net income would result in $0.01 of earnings per share and net income of less than 1.0 million would result in no earnings per share as a result of rounding. If we implemented the reverse stock split and reduced the weighted average number of shares outstanding to 40,000,000 each $400,000 of net income would result in $0.01 earnings per share, making it easier to reflect changes in our quarterly and annual results of operations, whether up or down, in our earnings per share calculations.

•
Reduced stockholder transaction costs. Many investors pay commissions based on the number of shares traded when they buy or sell our Common Stock. If our stock price was higher, such investors would pay lower commissions to trade a fixed dollar amount of our stock.

We believe that a listing on the AMEX rather than Nasdaq is advisable for a number of reasons. For one, the initial listing criteria are less stringent on the AMEX than on Nasdaq. At present, we believe that we meet all of the requirements for a listing under Standard 3 of the AMEX Initial Listing Standards other than the requirement that our Common Stock trade at a minimum price of $2.00 per shares. Nasdaq would require a minimum price of $4.00 per share. Of greater importance, the AMEX seems to be the exchange of choice for junior gold companies such as Capital Gold. Depending on the size and the success of the Reverse Stock Split, a Reverse Stock Split could, in the Board’s opinion, enable us to overcome the minimum price stumbling block (see “Material Effects of the Proposed Capitalization Changes” below).

The Board recognizes that the timing for effecting the Reverse Stock Split is very important in determining whether the desired goal of a higher market price for the Common Stock is likely to be achieved. The Board is cognizant of the fact that general market conditions not specifically related to us or our securities and market and other conditions related to us specifically can affect the result. Our Board has concluded that the specific ratio for the Reverse Stock Split needs to be determined at such time as it commences the listing process with the AMEX. Accordingly, instead of asking stockholders to authorize a Reverse Stock Split in a specified amount and for us to implement the change at the current time, the Board is seeking stockholder approval of a proposal to authorize a Reverse Stock Split in an amount which our Board of Directors deems appropriate, if and when required. Such amount would not be less than one-for-four and not more than one-for-six.

While the Board believes that the Reverse Stock Split will cause our shares of Common Stock to trade at higher prices than those which have prevailed in recent fiscal quarters, especially given our current healthy operating status and prospects, the actual effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There are numerous factors and contingencies that could adversely affect the value of the Common Stock, including prevailing economic or market conditions, and our reported results of operations in future fiscal periods. There is no assurance that:

•
the trading price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the Reverse Stock Split;

•
the total market capitalization of our Common Stock (the aggregate of the then market price) after the proposed Reverse Stock Split will be equal to or greater than the total market capitalization before the proposed split;

•	the market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding; or
•	the market price of our Common Stock will sustain above $2.00 per share or that we will be able to successfully effect a listing on the AMEX.

Material Effects of the Proposed Capitalization Changes

If the Board elects to effect the Capitalization Changes following stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced by a ratio of not less than one-for-four and not more than one-for-six as determined by our Board of Directors, and the number of authorized shares would decrease and the par value per share would increase proportionately. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. Voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split. The number of stockholders of record also will not be affected by the Reverse Stock Split.

The following table contains approximate information relating to the effect on outstanding and reserved shares of Common Stock under the proposed amendment based on share information as of September 5, 2008 assuming the smallest and the largest ratio for the Reverse Stock Split:

Pre-Reverse Split			Post-Reverse Split
			One-for-Four basis		One-for-Six basis

Outstanding	[192,777,324	]	[48,194,331	]	[32,129,554	]

Reserved for future issuance pursuant to outstanding Options and Warrants	5,565,000		1,391,250		927,500
Total	[198,342,324	]	[49,585,581	]	[33,057,054	]

Fractional Shares

No fractional certificates will be issued as a result of the Reverse Stock Split. Instead, all fractional shares resulting from the Reverse Stock Split will be rounded up to the next whole share.

Exchange of Stock Certificates

If approved by our stockholders, the Capitalization Changes would become effective on any date selected by our Board of Directors (the “Effective Date”). As soon as practicable after the Effective Date, our stockholders will be notified that the Reverse Stock Split has been effected. Our transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of physical stock certificates. Such person is referred to as the “exchange agent.” Holders of certificates of pre-reverse split shares will be asked to surrender to the exchange agent their certificates in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. As soon as practicable after the surrender to the exchange agent of any certificate which prior to the Reverse Stock Split represented shares of Common Stock, together with a duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified, with any resulting fractional share being rounded up to the next whole share. Until surrendered as contemplated herein, each certificate which immediately prior to the Effective Date represented any shares of Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of Common Stock contemplated by the preceding sentence. Each certificate representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so and until they receive a transmittal form from the exchange agent.

Shares held in “street name” (e.g., through an account at a brokerage firm, bank, dealer or other similar organization) will automatically be adjusted to reflect the Reverse Stock Split.

Dissenters’ Right of Appraisal

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the Capitalization Changes and we will not independently provide the stockholders with any such right.

Recommendation and Required Vote

The affirmative vote of at least a majority of the issued and outstanding shares as of the record date eligible to vote is necessary for approval of Proposal No. 1.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 1.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

Jeffrey W. Pritchard, Secretary

New York, New York
September __, 2008

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CAPITAL GOLD CORPORATION

The above corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of Capital Gold Corporation (the “Company”) has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of this Company and declaring said amendment to be advisable;

SECOND: That the stockholders of the Company have duly approved said amendments by the required vote of such stockholders, such required vote being a majority of the outstanding shares of the Company’s Common Stock, adopted at a special meeting of the stockholders of the Company duly called and held in accordance with the requirements of Section 222 of the General Corporation Law of the State of Delaware, such approval being in accordance with Section 242 of the General Corporation Law of the State of Delaware;

THIRD: That the first paragraph of Article FOURTH of the Company's Certificate of Incorporation, which sets forth the Company's authorized capital stock, is hereby amended and, as amended, reads as follows:

“Authorized Shares. The total number of shares that the corporation shall have authority to issue is     shares of Common Stock, $0.  par value per share. “

FOURTH: That the Company’s Certificate of Incorporation is hereby amended by adding the following provision to the end of Article FOURTH:

“3. Stock Split.

As of 12:01 A.M. (Eastern Time) on    __, 2008 (the “Effective Time”), each issued and outstanding share of the Corporation’s Common Stock (the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be consolidated, combined and reclassified to one-   (1/ ) of a share of Common Stock (such consolidation of shares designated as the “Reverse Stock Split”). The par value of the Corporation’s Common Stock following the Reverse Stock Split shall change from $0.0001 par value per share to $0.   par value per share. Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder’s Pre-Split Common Stock multiplied by 1/ , with any fraction resulting from such multiplication rounded up to the nearest whole number (in each case, such fraction, if any, being a “Fractional Share”). No Fractional Shares will be issued for Pre-Split Common Stock in connection with the Reverse Stock Split.”

FIFTH: This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of 12:01 A.M. (Eastern Time) on    __, 2008 in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, the Company has caused this certificate to be signed this __ day of    2008.

By:  __________________________
        Gifford A. Dieterle, President

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CAPITAL GOLD CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
October __, 2008

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gifford A. Dieterle and Jeffrey W. Pritchard and each of them, with full power of substitution, as proxies to represent the undersigned at the Special Meeting of Stockholders to be held at the Company’s New York Office located at 76 Beaver Street, New York, New York 10005, on Friday, October 31, 2008, at 1:00 p.m. local time and at any adjournment thereof, and to vote all of the shares of Common Stock of Capital Gold Corporation (the “Company”) the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.
Proposal No.1- Reverse stock split of the Company’s outstanding shares of Common Stock, $.0001 par value, in an amount which Board of Directors deems appropriate to result in a sustained per share market price above $2.00 per share (a requirement for listing on the American Stock Exchange), to be at a ratio of not less than one-for-four and not more than one-for-six; (b) a reduction in the number of shares of Common Stock authorized for issuance and an increase in the par value thereof in proportion to the reverse stock split; and (c) filing of an Amendment to the Company’s Certificate of Incorporation to effectuate the foregoing at such time as Board of Directors determines.

For ☐   Against ☐   Abstain ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

1

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL OF THE PROPOSALS AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:

Signature

(Print Name)

 SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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